SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549




                                   FORM 8-K


                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)   April 10, 2000


                          PRIME CAPITAL CORPORATION
          (Exact name of registrant as specified in its charter)


  Delaware                             000-14888               363347311
--------------------------------      ------------            -----------
(State or other jurisdiction of      (Commission           (I.R.S. Employer
incorporation or organization)       File Number)        Identification No.)


                      10275 West Higgins Road, Suite 200
             Rosemont, Illinois                     60018

   (Address of principal executive offices)       (zip code)


                                (847) 294-6000

                          (Telephone number, including
                       area code, of agent for service)

                                  No Change

                        (Former name or former address,
                          if changes since last report)

ITEM 5.  OTHER EVENTS.

On April 7, 2000, Prime Capital Corporation issued the attached press release announcing the acceptance of a revised offer from Finantra Capital, Inc. to acquire all of Prime's issued and outstanding shares of common stock.



SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   PRIME CAPITAL CORPORATION



                                   /s/ James A. Friedman

                                       James A. Friedman
                                       President and Chief Executive Officer

April 10, 2000

                             ATTACHMENT


Specialty financial services provider Prime Capital Corporation "Prime" (Nasdaq: PMCP) said that it has accepted a revised offer from Finantra Capital, Inc. "Finantra" (OTC: FANT), another specialty financing services firm, to sell all of its issued and outstanding common shares in exchange for common shares of Finantra.

According to terms of the revised letter of intent, Finantra has agreed to acquire all of the authorized, issued and outstanding common shares of Prime based upon an exchange ratio of .14 shares of common stock of Finantra for each common share of Prime but not to exceed $0.65 per share for each common share of Prime.

Prime anticipates the acquisition will close no later than July, 2000. However, the transaction is conditioned upon, among other things, (i) Prime reaching satisfactory agreements with note holders of certain of its securitizations, (ii) Prime reaching certain accommodations with certain lenders of Prime on terms satisfactory to Finantra, (iii) Prime receiving board approval and shareholder consent, (iv) Finantra completing its due diligence and (v) the parties executing definitive agreements. As a result, there are no assurances that the transaction will be consummated.

Shares of Prime closed at $0.5625 per share on Wednesday, April 5, 2000.

About Prime Capital

Prime Capital Corporation, headquartered in Rosemont, Illinois, is one of the nation's largest independent, publicly held providers of capital and specialty finance services primarily to the software, communications, and healthcare industries. Directly, or through private label vendor programs with leading manufacturers, Prime has facilitated the financing of more than $2.0 billion of equipment for acquisition by its clients, including major medical centers, hospitals, Fortune 1000 corporations, and other major firms. Prime serves clients nationally through its headquarters and three regional offices.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect Prime is detailed from time to time in the Prime's reports filed with the Securities and Exchange Commission.